UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

October 21, 2009

THE FINOVA GROUP INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11011	86-0695381
(Commission File Number)	(IRS Employer Identification No.)

8300 N. Hayden Road, Suite 207,
Scottsdale Arizona	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 624-4988
(Registrant’s Telephone Number, Including Area Code)

8320 N. Hayden Road, Suite C112, Scottsdale, Arizona 85258
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events

Reference is made to the prior disclosure by The FINOVA Group, Inc. (the “Registrant”) with respect to the pending legal proceedings regarding distributions to stockholders involving the Registrant and its subsidiary, FINOVA Capital Corporation (collectively, the “Company”) contained in the Registrant’s previous filings with the Securities and Exchange Commission.

On October 21, 2009, the United States Court of Appeals for the Third Circuit (the “Court”) entered a judgment and issued an opinion denying the equity committee's appeal, affirming the rulings of the United States Bankruptcy Court for the District of Delaware and the United States District Court for the District of Delaware that the stockholders of the Company were not entitled to distributions under the Indenture governing the Registrant’s 7.5% Senior Secured Notes.

Under the Court's rules, the equity committee may file a petition for rehearing within fourteen (14) days after the Court’s entry of judgment.

The equity committee may also seek to have the appeal considered by the United States Supreme Court by filing a petition for writ of certiorari within 90 days after the Court’s entry of judgment, or later in certain circumstances.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2009	THE FINOVA GROUP INC.
By:	/s/ Richard A. Ross

Richard A. Ross

Senior Vice President

Chief Financial Officer and Treasurer

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